UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

January 14, 2008

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817

 (Address of principal executive offices) (Zip Code)

(301) 315-9040

 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Entry into a Material Definitive Agreement.

On January 17, 2008 the Registrant (“Mobilepro”) entered into amendments to (i) a convertible debenture issued to YA Global Investments, L.P. (f/k/a Cornell Capital Partners, LP) (“YA Global”) in the original principal amount of $15,149,650 dated June 30, 2006, as amended, which convertible debenture was reported in our Current Report on Form 8-K filed July 7, 2006 (the “Fifteen Million Debenture” and the “Fifteen Million Debenture Amendment”), and (ii) three convertible debentures issued under the Securities Purchase Agreement dated August 28, 2006 for loans totaling $7,000,000 in original principal amount from YA Global, which convertible debentures were reported in our Current Report on Form 8-K filed September 6, 2007 (the “Seven Million Debenture” and the “Seven Million Debenture Amendment”). Under the Fifteen Million Debenture Amendment and the Seven Million Debenture Amendment, weekly cash payments of principal and interest under the Fifteen Million Debenture and Seven Million Debenture, respectively, are deferred until February 1, 2008.

The foregoing is only a summary of the terms of the amendments to the convertible debentures and is qualified in its entirety by reference to the Fifteen Million Debenture Amendment and Seven Million Debenture Amendment, a copy of each which is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10. 2, respectively, and incorporated herein by reference.

Item 8.01 Other Events.

On January 14, 2008 Mobilepro received notice from United Systems Access, Inc. (“USA Telephone”) which purports to terminate the Purchase Agreement dated June 29, 2007 by and between Mobilepro and USA Telephone (the “Purchase Agreement”) with respect to the closing of the acquisition of Mobilepro’s CLEC assets but provides that USA Telephone remains interested in discussing the terms upon which it would purchase Mobilepro’s CLEC assets. Mobilepro is in communication with USA Telephone regarding its purported termination. Mobilepro disputes the validity of the claims alleged for the purported termination, which include alleged failure to obtain certain regulatory and contractual approvals and alleged breach of certain representations and warranties set forth in the Purchase Agreement. Mobilepro believes the purported termination is in bad faith, and should it not be able to resolve this matter to its satisfaction, intends to pursue any and all legal and equitable remedies available to it against USA Telephone. Regardless of any on-going discussions with USA Telephone, Mobilepro has re-assumed operating control of AFN and Closecall America, its CLEC assets. Mobilepro is also in communication with its senior secured creditor, YA Global, regarding the impact of USA Telephone's actions. Mobilepro owes YA Global approximately $13.2 million which it had planned to pay from the proceeds of the sale of the CLEC assets to USA Telephone.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 4 to Convertible Debenture, dated as of January 16, 2008, by and between Mobilepro and YA Global.

10.2	Amendment No. 6 to Convertible Debentures, dated as of January 16, 2008, by and between Mobilepro and YA Global.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Mobilepro has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer
MOBILEPRO CORP.

Date: January 18, 2008